Exhibit 99.1

Data I/O Announces Proposed $13.25 Million Securities Offering

Redmond, WA – October 19, 2026 — Data I/O Corporation (NASDAQ: DAIO) (the “Company”), the leading global provider of data programming and security provisioning solutions for microcontrollers, security ICs and memory devices, today announced it has entered into a securities purchase agreement for a private placement of approximately $13.25 million in securities. The proposed offering includes the issuance of convertible subordinated debentures and common shares. The offering is expected to close in the next few days, subject to the satisfaction of customary closing conditions.

The debentures will have a five-year term and bear interest at 5% for the first year and increase by 1% for each year thereafter. The debentures will convert automatically into Data I/O common stock (pertaining to $7.25 million of the round) at a conversion price of $2.68 per share of common stock or preferred shares (pertaining to $4.0 million of the round) at a conversion price of $1,000 per share of preferred stock. The preferred stock is non-voting and is convertible into common stock at a conversion price of $2.68 per share of common stock.

The Company intends to hold a special meeting of shareholders, expected within 120 days of closing. The meeting’s sole agenda items are approval of the issuance of common stock in excess of 19.9% of shares outstanding. The Company has agreed to file a registration statement on Form S-1 within 30 days of closing of this offering.

The lead investor from the Company’s June 2026 private placement has committed an additional $4.0 million in the proposed round announced today.

The securities issued in the acquisition and the equity investment have not been and will not be registered under the Securities Act of 1933, as amended (“Securities Act”), or any state or other applicable jurisdiction’s securities laws. They may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor may there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Data I/O Corporation

Since 1972, Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, Internet-of-Things, medical, wireless, consumer electronics, industrial controls and other electronics devices. Today, our customers use Data I/O’s data programming solutions and security deployment platform to secure the global electronics supply chain and protect IoT device intellectual property

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052

from point of inception to deployment in the field. OEMs of any size can program and securely provision devices from early samples all the way to high volume production prior to shipping semiconductor devices to a manufacturing line. Data I/O enables customers to reliably, securely, and cost-effectively bring innovative new products to life. These solutions are backed by a portfolio of patents and a global network of Data I/O support and service professionals, ensuring success for our customers. Learn more at dataio.com/Company/Patents.

Learn more at dataio.com

Safe Harbor/Forward Looking Statements and Disclosure Information

The Company cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements, and include the closing of the private placement. Such forward-looking statements involve risks, assumptions and uncertainties. Statements in this news release may be construed as a prediction of future operations and performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.

Forward-looking statement disclaimers also apply to the timing and contributions of acquisitions, acquisition synergies, the demand for the Company’s products, the impact from geopolitical conditions including any related international trade restrictions, and cybersecurity incidents and the possibility that the Company’s containment and remediation efforts may be unsuccessful or becomes a challenging force in maintaining market share. Factors that may impact the Company’s operations and finances include uncertainties as to the ability to record revenues based upon the timing of product deliveries, market acceptance of Edge AI, shipping availability, installations and acceptance, accrual of expenses, coronavirus or other business interruptions, changes in economic conditions, part shortages, business disruptions and other risks including those described in the Company’s 10-K, 10-Q and other periodic filings with the Securities and Exchange Commission (SEC), press releases and other communications.

Data I/O may use its website (www.dataio.com) and investor relations page (www.dataio.com/Company/Investor-Relations), its X account (@DataIO_Company), and its LinkedIn page (linkedin.com/company/data-io) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Data I/O’s press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

Investor Contact

Darrow Associates, Inc.

Jordan Darrow

jdarrow@darrowir.com

+1-631-766-4528

Data I/O Corporation

6645 185th Avenue NE, Suite 100, Redmond, WA 98052